                                                                    EXHIBIT 99.1

Contacts: Kathleen Sereda Glaub             Edward O. Lanphier II
--------  Senior Vice President and         Executive Vice President and
            Chief Financial Officer           Chief Financial Officer
          Cell Genesys, Inc.                Somatix Therapy Corporation
          415-358-9600, X242                510-748-3032


                    CELL GENESYS AND SOMATIX AGREE TO MERGE

              MERGER WILL ESTABLISH LEADING GENE THERAPY COMPANY

FOSTER CITY and ALAMEDA, Calif., January 13, 1997 -- Cell Genesys, Inc. (Nasdaq:
CEGE) and Somatix Therapy Corporation (Nasdaq: SOMA) have signed a definitive agreement to merge, establishing a leadership position in the field of gene therapy. The merger is expected to significantly strengthen key research and development programs, open up prospects for new forms of gene therapies, and expand corporate partnering opportunities.

"This merger will enhance our competitive position and our ability to make gene therapy a commercial reality," said Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys. "Gene therapy offers extraordinary opportunities to intervene at the most basic levels of the disease process and apply our increasing knowledge of the relationship of genes to disease. By capitalizing on the strengths of our two companies and taking advantage of extensive synergies in technologies and therapeutic programs, we believe we will create a gene therapy powerhouse in terms of scientific talent, intellectual property and commercial opportunities in this innovative field of medical research."

"Our research and development programs are highly complementary," Dr. Sherwin said. "Cell Genesys is focused on the treatment of AIDS and cancer. Somatix is focused on cancer, central nervous system diseases and other disorders. In addition, we will bring together two strong portfolios of gene delivery technologies involving both viral and nonviral gene delivery systems. We plan to use this 'toolbox' to create multiple product development opportunities by matching specific therapeutic genes to the appropriate gene delivery system."

"For the last six years, Somatix has had in place a strategic objective to 'build the leading gene therapy company through a combination of mergers, acquisitions and internal development.' This transaction allows us to realize that strategic goal," said David W. Carter, chairman and chief executive officer of Somatix. "We believe the new company will provide the management structure and capital that will permit the science of Somatix to flourish and the extensive intellectual property we have accumulated to be fully capitalized on. We also believe the combined entity will have the critical mass and financial staying power to see its technology through to profitable commercialization."

MERGER TERMS
------------

Under the terms of the agreement unanimously approved by the boards of both companies, Somatix will become a wholly owned subsidiary of Cell Genesys in a tax-free reorganization
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and stock-for-stock merger.  Pending approval by stockholders of both companies,
Somatix stockholders will receive 0.385 shares of Cell Genesys stock for each share of Somatix stock, subject to adjustment under certain circumstances. Cell Genesys stockholders, who will retain their current shares of stock, will own approximately 61 percent of the combined company.

Completion of the merger is anticipated in April. The combined entity will be located at existing Cell Genesys facilities in Foster City, California. Somatix's Alameda site will be closed as soon as practical. A reduction of this administrative infrastructure should lead to a significant reduction in costs for the combined entity, and most importantly, allow the companies to quickly and more completely integrate operations. A layoff of approximately 20 percent of the total workforce is expected, largely due to the closure of the Alameda site, but also to the consolidation of research and development programs during the coming months.

RESEARCH AND DEVELOPMENT PROGRAMS
---------------------------------

"A key driver in future research and development efforts will be the ability to finance gene therapy programs through corporate partners," Dr. Sherwin said. "Cell Genesys' programs will continue in AIDS gene therapy, which is currently supported through a worldwide collaboration with Hoechst Marion Roussel, and in cancer gene therapy. We believe Somatix's central nervous system program, which includes gene therapy for Parkinson's Disease, represents a significant asset, and we are evaluating a strategy to build value through licensing or a joint venture arrangement."

"A new configuration of Somatix's GVAX(TM) cancer vaccine will begin clinical trials in lung cancer this year, with the goal of identifying a more attractive economic profile for this product candidate," Dr. Sherwin said. "While we will continue to evaluate efficacy data from recently completed clinical trials of the current GVAX(TM) product configuration, we do not plan to initiate new trials including a potential Phase III trial for melanoma. Furthermore, we plan to combine the Cell Genesys and Somatix stem cell programs into a broader research effort and focus this effort on major unmet medical needs including AIDS and cancer. Over the course of the next three months, we will evaluate partnering opportunities for these programs and finalize our research and development strategy."

MANAGEMENT AND DIRECTORS
------------------------

Subject to stockholder approval, Cell Genesys' executive officers will serve as the management team of the combined entity. Stephen A. Sherwin, M.D., will continue as


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chairman, president and chief executive officer. Other members of the senior management team will include Kathleen Sereda Glaub, chief financial officer; Daniel F. Hoth, M.D., chief medical officer; Bruce A. Hironaka, vice president of corporate development; Mitchell Finer, Ph.D., vice president of research; Bridget P. Binko, vice president of regulatory affairs; David Broad, Ph.D., vice president of process development; and Christine McKinley, vice president of human resources.

A number of executive officers of Somatix are expected to continue in a transition capacity during the first year of combined operations. David W. Carter, who is currently chairman and chief executive officer of Somatix, will be elected to the new board of directors. Other board members will include James M. Gower, Raju S. Kucherlapati, Ph.D., Joseph E. Maroun, Stephen A. Sherwin, M.D. (chairman) and Eugene L. Step from Cell Genesys, and John T. Potts Jr., M.D., Thomas E. Shenk, Ph.D., and Inder Verma, Ph.D. from Somatix.

In addition, Somatix has built a prominent Scientific Advisory Board comprised of major leaders in the gene therapy field, who will continue to provide their insight and perspective to the combined entity. Among them are Richard Mulligan, Ph.D., Investigator, Howard Hughes Medical Institute at Children's Hospital and Mallinckrodt Professor of Genetics, Harvard Medical School; Inder Verma, Ph.D., Professor of Molecular Biology and Virology, The Salk Institute; and Thomas E. Shenk, Ph.D., Investigator, Howard Hughes Medical Institute and Professor, Princeton University. Raju S. Kucherlapati, Ph.D., Chairman of the Department of Molecular Genetics, Albert Einstein College of Medicine, will be joining this Scientific Advisory Board as part of his ongoing relationship with Cell Genesys.

FINANCIAL IMPACT OF THE MERGER
------------------------------

The merger will be accounted for as a purchase for accounting and financial purposes. The majority of the transaction price is expected to be characterized as "in-process research and development," which will involve a one-time charge during the quarter in which stockholders approve the merger.

"By capitalizing on the synergies between Cell Genesys and Somatix and by rationalizing the businesses, we believe we can substantially reduce overall projected net cash expenditures and maintain our current financial strength as the best-financed independent gene therapy company in the industry," said Kathleen Sereda Glaub, chief financial officer of Cell Genesys. "Excluding one-time merger-related expenses, we anticipate that the net burn rate of the combined entity will be approximately $20 million in 1997. As in the past, our management team will focus resources on proprietary research and development programs that have the greatest scientific merit and the greatest probability of corporate partnering."


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ADDITIONAL COMPANY BACKGROUND
-----------------------------

Cell Genesys, which is headquartered in Foster City, California, is focused on the development and commercialization of ex vivo and in vivo gene therapies to treat major, life-threatening diseases and disorders. AIDS gene therapy is in Phase II human clinical testing and is being developed through a worldwide collaboration with Hoechst Marion Roussel. Cancer gene therapy, for which Cell Genesys currently has worldwide rights, is in preclinical testing for colon, ovarian and other specific types of cancer. These and other gene therapy programs utilize proprietary, engineered genes and gene delivery systems. The company's assets outside of gene therapy include its Abgenix, Inc. subsidiary, which is focused on developing and commercializing antibody therapies for inflammation, autoimmune disorders and cancer, as well as the company's licensing program in gene activation technology.

Somatix Therapy Corporation is a leader in the field of gene therapy. The company is focused on the research, development and commercialization of proprietary processes for the genetic modification of cells and their use in the treatment of human disease. Somatix's assets include their highly efficient gene transfer technology, broad-based intellectual property and product development programs focused on cancer and degenerative neurological diseases.

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Statements made in this press release and in the accompanying Q & A about Cell
Genesys and Somatix, the proposed merger, events and operations post-merger, product pipelines, corporate partnerships, licenses and intellectual property, including statements other than statements of historical fact, are forward looking statements and are subject to a number of uncertainties that would cause actual results to differ materially from the statements made, including risks associated with the success of research and product development programs, the regulatory approval process and competitive products. Please see the Cell Genesys Form 10-K dated March 28, 1996, and Somatix's Form 10-K dated June 30, 1996, including the portions of the Annual Report to Stockholders incorporated therein by reference as well as the companies' reports on Form 10-Q and 8-K and other periodic reports filed from time to time with the Securities and Exchange Commission, for information about risks associated with clinical trials and product development programs and other risks which may affect the companies individually or jointly.
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[1/13/97]